                  SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use
                                         of the Commission Only
                                         (as permitted by
                                         Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
       14a-12

                  THE PEOPLES HOLDING COMPANY
      ---------------------------------------------------
       (Name of Registrant as Specified In Its Charter)

                           THE PEOPLES HOLDING COMPANY
                                  P. O. BOX 709
                         TUPELO, MISSISSIPPI 38802-0709


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 13, 1999

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of The Peoples Holding Company (the "Company") will be held at the principal office of The Peoples Bank & Trust Company at 209 Troy Street, Tupelo, Mississippi, on April 13, 1999, at 2:00 o'clock p.m. for the purpose of considering and voting on the following matters:

         (1) Authority to elect as members of the Board of Directors for the terms specified the four (4) nominees presented in the proxy material.

         (2)  To ratify the appointment of Ernst & Young LLP of
         Memphis, Tennessee, as independent auditors for the Company for the current year.

         (3) To exercise its discretion on any other matters which properly come before said meeting.

     Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/  John W. Smith
March 22, 1999               -------------------------------------
                                        John W. Smith
                                  Vice Chairman of the Board,
                             President and Chief Executive Officer


                                    IMPORTANT
         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK,
         SIGN, DATE, AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED
        PROXY IN THE ENVELOPE PROVIDED. IT REQUIRES NO POSTAGE IF MAILED
                             IN THE UNITED STATES.

                           THE PEOPLES HOLDING COMPANY

                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 13, 1999

                                  INTRODUCTION

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of The Peoples Holding Company (the "Company") for use at the Annual Meeting of Stockholders to be held on April 13, 1999, and any adjournments thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. All expenses of preparing, printing and mailing the Proxy and all materials used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Company, none of whom will receive additional compensation for their services. The date on which this Proxy Statement and the accompanying Proxy are first being sent or given to Stockholders of the Company is March 22, 1999.

                             PURPOSE OF THE MEETING

The annual meeting will be held for the purpose of:
1. Electing four members of the Board of Directors of the Company for terms specified;
2. Voting on independent auditors for the Company for the current year;
3. Transacting such other matters as may properly come before the meeting.

                          VOTES REQUIRED FOR APPROVALS

     The Company has issued and outstanding 5,844,472 shares of Common Stock, par value of $5.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Company at the close of business on March 19, 1999, are entitled to notice of and vote on the matters to come before the Annual Meeting of Stockholders or any adjournment thereof.

     Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Meeting or any adjournment thereof.

     A stockholder is entitled to one (1) vote, in person or by proxy, at the Annual Meeting for each share of Common Stock of the Company held of record in his or her name at the close of business on the record date, March 19, 1999.

     Affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to elect directors. Each shareholder shall have the right to vote, allocable to the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as the number of directors multiplied by the number of votes allocable to his share equal, or to distribute such votes, on the same principle, among as many candidates as he shall see fit, without any conditions precedent to such action.

     Affirmative vote of a majority of outstanding shares of Common Stock of the Company is required to approve independent auditors.

     Stockholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same, but the management and Board of the Company do not know of any other matters or business to come before the meeting. Any stockholder has the power to vote his or her Proxy at any time, insofar as it has not been exercised, by written notice or subsequently dated Proxy, received by the Company, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof.

                      PRINCIPAL HOLDERS OF VOTING SECURITY

     The Company has only Common Stock outstanding and as of February 24, 1999, the Company had 2,579 stockholders of record. To the knowledge of management of the Company, no stockholder owns beneficially more than five (5) percent of the Company's outstanding Common Stock. As of February 24, 1999, policy making officers and directors as a group beneficially owned, directly and indirectly, a total of three hundred and six thousand, two hundred and eighty-five (306,285) shares, or five and twenty-four hundredths percent (5.24%) of total shares of Common Stock outstanding.

                              ELECTION OF DIRECTORS

     The charter of incorporation and bylaws of the Company provide for a board of not less than seven nor more than twenty members to be determined annually by the affirmative vote of a majority of the entire Board of Directors of the Company. The number of directors is currently fixed at fourteen, and the Board of Directors has voted to fix the number of members at fourteen for the ensuing year. The Board of Directors is divided into three classes having staggered terms. Three of the directors whose terms end in 1999 have been nominated for re-election to another term, and H. Joe Trulove has been nominated for election to succeed A. M. Edwards, Jr., who is retiring from the Board.

     The four persons named below will be nominated for election to serve terms for the period indicated below and until their successors are duly elected and qualified. It is the intention of the persons named in the Proxy to vote for the election of the four nominees. The following table sets forth the name, age, principal occupation or position, periods of service as a director, number of shares of Company stock beneficially owned and certain other information as to said directors and nominees:

NAME; AGE;                                     SHARES OF COMPANY STOCK
POSITION; and                                    OWNED DIRECTLY and
PRINCIPAL                      DIRECTOR           (INDIRECTLY) and
OCCUPATION                     SINCE(1)        PERCENTAGE OF TOTAL (2)

                  NOMINEES FOR THREE-YEAR TERMS ENDING IN 2002:

William M. Beasley; 47;         1989              21,392         *
  attorney; Phelps                               (11,381)
  Dunbar, LLP

Marshall H. Dickerson; 49;      1997                 239         *
  owner and manager;                                  (0)
  Dickerson Furniture Company

Eugene B. Gifford, Jr.; 64;     1987              38,939         *
  attorney; Gifford and                          (16,160)
  Allred

H. Joe Trulove; 61;                                7,860         *
  West Point Operations                               (0)
  Manager; York Casket Company;
  formerly President; West
  Point Casket Company

                      DIRECTORS WITH TERMS ENDING IN 2001:

John M. Creekmore; 43;          1997               1,246         *
  attorney                                          (234)

John W. Smith; 63;              1978              10,015         *
  Vice Chairman of the Board,                     (3,744)
  President and Chief Executive
  Officer; The Peoples
  Holding Company and
  The Peoples Bank and
  Trust Company

Jimmy S. Threldkeld; 66;        1974              24,239         *
  President; JCO, Inc.,                               (0)
  real estate development

Robert H. Weaver; 67;           1980              81,497      1.39%
  attorney; Watkins                                   (0) (3)
  Ludlam & Stennis

J. Larry Young; 60;             1982               2,947         *
  retired pharmacist,                               (262)
  formerly partner;
  Ramsey-Young Pharmacy

                      DIRECTORS WITH TERMS ENDING IN 2000:

George H. Booth, II; 45;        1994               3,244         *
  Secretary; Tupelo                                   (0)
  Hardware Company (whole-
  sale and retail hardware)

Frank B. Brooks; 55;            1989              13,144         *
  farmer                                            (692)

Robert C. Leake; 66;            1973              17,549         *
  President; Leake &                              (9,772)
  Goodlett, Inc. (building
  supplies and contractors);
  Chairman of the Board of
  Directors; The Peoples
  Holding Company and The
  Peoples Bank and Trust Company

C. Larry Michael; 53;           1997               2,486         *
  President; Transport Trailer                        (0)
  Service, Inc., Rent-A-Box, Inc.,
  and Precision Machine and Metal
  Fabrication, Inc.

J. Heywood Washburn; 68;        1982              23,103         *
  self-employed, investor                        (24,000)


(1) The Company was formed in 1982. Dates stated for years prior to 1982 indicate the first year of service as a director of The Peoples Bank and Trust Company. Persons who were serving as directors of The Peoples Bank and Trust Company in 1982 also became directors of the Company at that time.

(2)  Less than 1% ownership is marked with an asterisk (*).

(3) Excludes 10,872 shares owned by his wife for which Mr. Weaver disclaims beneficial ownership.

     All of the directors and nominees for the terms listed above presently serve on both the Board of Directors of the Company and of The Peoples Bank and Trust Company. All shares of the Bank are owned by the Company.

                    COMPENSATION, MEETINGS AND COMMITTEES OF
                             THE BOARD OF DIRECTORS

     Compensation of Directors. Directors who are officers of the Company receive no additional compensation for their service as directors. The Board of Directors fixes the compensation for outside directors and currently, outside directors are paid a monthly fee of $300.00 plus an additional monthly fee of $250.00 for each regular board meeting they attend. Directors are also paid an additional fee of $250.00 for each committee meeting or special called board meeting which they attend. The Chairman of the Board is paid $1,833.33 per month plus a fee of $250.00 for each committee meeting which he attends.

     Meetings and Attendance. The Board of Directors of the Company met eight times during 1998. No director attended less than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which they served. The Board of Directors of the Bank met thirteen times during 1998.

     Executive Committee. The Executive Committee has charge over all matters under the direction and control of the Board of Directors which may require attention between regular meetings of the Board of Directors. The members of the Executive Committee are Robert C. Leake, Chairman; A. M. Edwards, Jr.; Eugene B. Gifford, Jr.; John W. Smith; Jimmy S. Threldkeld; and J. Larry Young. The committee met fifteen times during 1998 with no member attending less than 75% of the meetings.

     The Board of Directors of the Company performs the functions of the Compensation Committee, the Personnel Committee and the Nominating Committee. Mr. Smith does not attend or participate in board meetings when executive salaries and other executive benefits are discussed and approved. The members of the Board that make up the Compensation Committee and the Personnel Committee are: William M. Beasley; George H. Booth, II; Frank B. Brooks; John M. Creekmore; Marshall H. Dickerson; A. M. Edwards, Jr.; Eugene B. Gifford, Jr.; Robert C. Leake; C. Larry Michael; John W. Smith; Jimmy S. Threldkeld; J. Heywood Washburn; Robert H. Weaver; and J. Larry Young.

     Compensation Committee Interlocks and Insider Participation. John W. Smith serves on the Board which acts as the Compensation Committee. He does not attend or participate in any board meetings when executive salaries or other executive benefits are discussed and approved.

     Audit Committee. The Audit Committee of the Board of Directors of the Bank also functions as the Audit Committee of the Company and is composed of the following directors: J. Larry Young, Chairman; Frank B. Brooks; Jimmy S. Threldkeld; Eugene B. Gifford, Jr.; and J. Heywood Washburn. The Audit Committee is an independent committee made up entirely of outside directors who are independent of management of the Company. The Audit Committee meets with the internal auditors and with the independent public accountant and reports regularly to the Board of Directors. The Audit Committee met ten times during 1998.


                               EXECUTIVE OFFICERS

     All executive officers of the Company are elected by the Board of Directors and hold office for a term of one year and thereafter until their successors are elected and qualified. The following information with respect to executive officers of the Company is provided:

NAME                  AGE    POSITION HELD AND YEAR FIRST ELECTED

John W. Smith         63     Director and Executive Vice President
                             of the Company from July 1983 until
                             August 1993; Director and President
                             since August 1993, and Vice Chairman
                             of the Board since April 1997.

                             Director and Executive Vice President
                             of the Bank from 1978 and 1976,
                             respectively, until August 1993;
                             Director, President, and Chief
                             Executive Officer since August 1993,
                             and Vice Chairman of the Board since
                             April 1997.

     The Administrative Committee of the Employee Stock Ownership Plan is composed of three participants of the Plan, none of whom are in the executive management of the Company.


                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

NAME                                              OTHER     ALL
AND                                               ANNUAL   OTHER
PRINCIPAL                                         COMPEN-  COMPEN-
POSITIONS               YEAR  SALARY(1) BONUS(1)  SATION   SATION

John W. Smith           1998  $240,000  $     0      (2)       (3)
President and           1997  $226,692  $ 9,754      (2)       (3)
CEO since               1996  $215,000  $28,566      (2)       (3)
August 1993


All Policy-             1998  $429,099  $     0                (3)
Making Officers         1997  $402,417  $ 9,754                (3)
and Directors           1996  $363,200  $28,566                (3)
as a Group (14)

     Compensation for the executive officers was set based on an evaluation of the salary records of the peer group of bank holding companies in the state and in the region and on the performance of the Company.

     (1) Salary and bonus forms of compensation are composed of salary and directors' fees paid currently and salary and directors' fees that were deferred under either the Directors' Deferred Fee Plan or the Executive Deferred Compensation Plan.

     (2) No disclosure is necessary of the aggregate amount of personal benefits if less than the lesser of $50,000.00 or 10% of the cash compensation disclosed in the cash compensation table. Officers and employees use their personal automobiles for bank business and are reimbursed at a rate of $.325 per mile.

     (3) See pages regarding Directors' Deferred Fee Plan and Executive Deferred Compensation Plan.


COMPENSATION COMMITTEE

     The Board of Directors of the Company performs the function of the Compensation Committee. Mr. Smith recuses himself during the board meeting when the executive salaries and other executive benefits are discussed and approved. The members of the Board that make up the Compensation Committee are: Robert C. Leake, Chairman; William M. Beasley; George H. Booth, II; Frank B. Brooks; C. Larry Michael; Marshall H. Dickerson; A. M. Edwards, Jr.; Eugene B. Gifford, Jr.; John M. Creekmore; Jimmy S. Threldkeld; J. Heywood Washburn; Robert H. Weaver; and J. Larry Young.

     The Company has designed its Executive Compensation Program for the purpose of attracting and retaining executives who will contribute to the Company's success through achieving designated goals that have been approved by the Board. The Company's Executive Compensation Program consists of a base salary and an annual incentive.

     The executive's base salary is set after a thorough review of his progress toward achieving objectives identified in the Bank's strategic plan. Those objectives include profits, growth in assets, cost control, quality of loan portfolio, technology enhancements, customer service, bank expansion and progress achieved in the implementation of the Bank's major reorganization assisted by the Sheshunoff group.

     The performance of those factors are as follows. From a profits point-of-view, earnings per share was $1.94, up 6.8% over the prior year. Growth in assets was 9.5% with net charge-offs to average loans of .32%. The
Sheshunoff group was engaged to assist the Company in managing its costs by restructuring the delivery system. As the result of fees paid to the consultant and for severance packages for employees that had been displaced, the efficiency ratio, 64.5%, was up slightly. During 1998, the Company initiated the installation of a wide area network along with other software products to enhance the servicing of the customer base more effectively and efficiently.

     In  addition  to  the  above  factors,  peer  comparisons,   through  the
Mississippi Bankers Association survey, are made for comparable positions in the relevant marketplace. The Committee reviews the executive's salary periodically, and adjusts it to reflect changes in the market place as well as the individual's performance and responsibilities.

     The Company has an incentive program that determines the executive's incentive based upon economic improvement from the prior year. This plan is referred to as "Performance Compensation for Stakeholders." The executive's participation in that program is the same as for all other employees. The incentive compensation is based on economic standards for growth, profitability, asset quality, and productivity. Each of these key performance indicator categories are quantified in determining the economic improvement achieved by the Company.

     Under the incentive plan, a minimum threshold is set before an incentive will be paid. The reward pool ranges from 33% to 48% of the Company's economic improvement. (Economic improvement is defined as the increase in net income before taxes and incentive in the current year over that of the prior year based on the achievement of the key performance indicators). Based on the Bank's performance in the key performance indicator categories not exceeding the minimum threshold, no incentive was paid to the executive for 1998.

     Other benefits that are provided to the executive include the participation in a Company-wide medical plan, Money Purchase Pension Plan, 401(k), Deferred Compensation Plan, and ESOP. (The Bank's Defined Benefit Pension Plan, in which the executive participated, was curtailed by the Bank and benefit accruals were frozen as of December 31, 1996). These benefits are offered to other employees of The Peoples Bank & Trust Company, subsidiary.


EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     The Bank adopted an Employee Stock Ownership Plan effective as of January 1, 1981, and the Company adopted said plan effective as of November 1, 1983. The Plan has subsequently been amended to comply with all law changes. This plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in the Plan. The Bank set aside $300,000 in 1998 for this Plan. The amount set aside is used to purchase shares of the Company stock and other stock which is held in trust for the employees until retirement, death, or break in service. The Plan presently owns 358,260 shares of the Common Stock of the Company or 6.13% of the total outstanding shares. These shares are voted by the employees participating in the Plan. Eligible employees participate in the Plan based on their salary compared to total eligible salaries for the year. Benefits are distributed in the form of shares held for the employee's account.

     At the beginning of 1998, the Plan held 369,945 shares of Common Stock of the Company. Between January 1, 1998, and December 31, 1998, 3,352 additional shares were purchased less 15,037 shares distributed to retired and terminated participants, bringing the total at the end of 1998 to 358,260 shares. All Company stock purchased for the Plan was either purchased on the open market or from terminated ESOP participants. John W. Smith participated in the contribution to the Employee Stock Ownership Plan, and his share of the contribution for 1998 was approximately $3,625.

PENSION PLAN

     The Pension Plan of the Bank has been adopted by the Company. Listed in the table below are the Retirement Benefits estimated to be paid to participants in the Company's Pension Plan at normal retirement date, age 65. The non-officer directors of the Company do not participate in the Plan. The Plan allows early and delayed retirement. The Company elected to adopt Financial Accounting Standards Board Statements (FASB) No. 87 and No. 88 in 1986. The pension expense since 1986 has been computed under those statements, resulting in income under FASB Statement No. 87 of $99,742.00 in 1998. The Company's funding policy is to contribute annually an amount that falls within the minimum and maximum amount determined by consulting actuaries in accordance with the Employee Retirement Income Security Act of 1974. The Company did not make a contribution to the Plan for 1998. Said evaluation is based on data concerning all employees participating in the Plan as a group. The actuary does not compute and assign any part of a total contribution as the current cost of retirement benefits for a specific employee.

     During 1996, the Pension Plan was curtailed, freezing participant accruals under the Plan as of December 31, 1996. Effective January 1, 1997, a Money Purchase Pension Plan and a 401(K) Plan were established to take the place of the Defined Benefit Plan.

     The table below shows the estimated maximum current benefits payable under the curtailed Pension Plan assuming retirement at age 65 of persons in the specified remuneration and years of service classification.

                         ESTIMATED CURRENT ANNUAL PENSION
   FINAL AVERAGE         BENEFITS FOR REPRESENTATIVE YEARS
ANNUAL COMPENSATION               OF SERVICE
                           15          20              25

     10,000              2,100       2,800           3,500
     20,000              4,200       5,600           7,000
     30,000              7,110       9,480          11,850
     40,000             10,110      13,480          16,850
     50,000             13,110      17,480          21,850
     60,000             16,110      21,480          26,850
     80,000             22,110      29,480          36,850
    100,000             28,110      37,480          46,850
    120,000             34,110      45,480          56,850
    140,000             40,110      53,480          66,850
    160,000             46,110      61,480          76,850
    180,000             52,110      69,480          86,850
    200,000             58,110      77,480          96,850
    220,000             64,110      85,480         104,055


Assumption--Age 65, no survivor annuity, straight life, 10 year certain, annual Covered Compensation of $21,000.

     The estimated credited years of service and the compensation covered by the Plan, where required, for each of the individuals named in the Cash Compensation Table are as follows: John Smith, 30 ($240,000.00). (For Plan years beginning after December 31, 1993, certain limitations on compensation will apply if still applicable at the retirement of the participant. Currently the maximum compensation amount is $160,000.00.) As previously stated, this plan was curtailed in 1996 and John Smith's monthly pension benefit under the normal form of settlement is $5,822.65 per month for ten years certain.

     The Company has employment contracts with John Smith and six executive vice-presidents of a subsidiary of the Company. These contracts will not be effective unless there is a change of control of the Company and the executive is terminated for other than cause or elects to terminate his employment for good reason. A severance amount of up to 2.99 times the executive's compensation could be payable as a result of such termination.


MONEY PURCHASE PENSION PLAN

     The Company adopted a Money Purchase Pension Plan effective as of January 1, 1997. The Plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in this plan. The contribution amount is 5% of total compensation plus an additional 5% of compensation in excess of the social security wage base.


401(K) PLAN

     The Company adopted a 401(K) Plan effective as of January 1, 1997. The Plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in this plan. Employees may contribute up to 10% of their compensation and the Company will match 100% of this contribution up to a maximum of 3%.


BENEFIT RESTORATION PLAN

     Effective May 1, 1991, The Peoples Bank and Trust Company established a Benefit Restoration Plan. Due to subsequent changes in the federal tax laws governing the integration of social security benefits into the pension plan formula, The Peoples Bank & Trust Company again amended The Peoples Bank & Trust Company Pension Plan, and on December 13, 1994, restated the Benefit Restoration Plan effective January 1, 1994. This plan is an unfunded non-qualified deferred compensation plan maintained solely for the purpose of restoring certain benefits for officers covered under The Peoples Bank and Trust Company Pension Plan who experienced a decrease of $50 or more in the present value of their pension benefits and had a $100 or more decrease in the projected amount of their future benefits resulting from an amendment to the Plan which revised the Plan's Social Security integration formula in order to comply with IRS regulations. The Plan will pay the eligible employees a benefit equal to the difference in what their benefit is under the revised Plan and what their benefit would have been under the Plan prior to its amendment.

     The normal retirement age under the Benefit Restoration Plan is age 65 and the employee is eligible for early retirement upon reaching the age of 55, provided the employee has 15 years of service with the bank. A death benefit equal to a 50% joint and survivor annuity will be payable to the employee's spouse in the event of his or her death. During 1998, the Bank accrued $70,525 for this plan. Due to the curtailment of The Peoples Bank & Trust Company Pension Plan, this plan was amended in 1996 in order to freeze accruals under this plan as of December 31, 1995.


INCENTIVE COMPENSATION PLAN

     The Board of Directors of the Bank adopted an Incentive Compensation Plan titled "Performance Compensation for Stakeholders," in 1997. Incentive benefits are paid to eligible officers and employees after the end of each calendar year and are determined based on established criteria relating to growth, profitability, asset quality and productivity. Management sets key performance indicators (KPI) for all applicable profit centers. The centers are rewarded for improved economic benefit to the Bank. Based on the amount of improved economic benefit derived from the center, incentive compensation is calculated as a percentage of salary. The President is covered under this plan.

     The Performance Compensation for Stakeholders covers all eligible employees. An employee is credited for the pro-rata amount of time employed during the year. Employees must be employed by the Bank at December 31 to be eligible. During 1998, the Bank contributed $250,960.56 to this plan.


DIRECTORS' DEFERRED FEE PLAN AND
EXECUTIVE DEFERRED COMPENSATION PLAN

     (3) On November 12, 1985, the Board of Directors adopted the Directors' Deferred Fee Plan and the Executive Deferred Compensation Plan, hereinafter referred to as Part A, and effective January 1, 1989, eligible directors and employees were given the opportunity to defer additional compensation under Part B of these Plans. Under the terms of the Plans, non-employee directors and eligible employees may elect to defer, respectively, up to 100% of directors' fees and retainers and up to 10% of salary, as approved from time to time by the Administrative Committee of the Plans. Amounts deferred under Part A of the Plans accrue interest annually at 130% of the Moody's Average Corporate Bond

Rate for the month of October preceding December 31 of each preceding year, and amounts deferred under Part B of the Plans accrue interest annually at the Moody's Average Corporate Bond Rate for the month of October preceding December 31 of each preceding year. If a Participant remains an employee or director until his or her normal retirement date and shall then retire, the Company is obligated to pay to the Participant an amount equal to the amount originally deferred under Part A as annually compounded by 130% of the Moody's Average Corporate Bond Rate and at the Moody's Average Corporate Bond Rate for the amount originally deferred under Part B until the Participant's normal retirement date. That result will then continue to be annually compounded by the appropriate percentage (130% in the case of Part A and 100% in the case of Part
B) of the Moody's Average Corporate Bond Rate being used at the time of normal retirement until the time the total retirement benefit, which will generally be paid monthly over a fifteen-year period, is completed. If a Participant terminates his or her employment prior to normal retirement, he or she will receive a termination benefit upon the earlier of (i) the Participant's death or
(ii) attainment of his or her early retirement date or (iii) at the time said Participant ceases his or her employment if such date is later than his or her early retirement date. This benefit shall be determined by improving the Participant's deferrals under Part A by the Moody's Average Corporate Bond Rate and under Part B by 75% of the Moody's Average Corporate Bond Rate, each as compounded on an annual basis if said Participant has been an employee or a director for less than ten years or if employment is discontinued for cause and by 130% and 100%, respectively, of the Moody's Average Corporate Bond Rate as compounded on an annual basis if said Participant has been an employee or director for ten or more years with such amount being computed from the date of entry to the termination date of the Participant. This benefit will normally be paid monthly over a fifteen-year period.

     If a Participant shall die after he or she begins receiving a benefit but before receiving 180 installments of his or her benefit, the amount will be continued to the Participant's beneficiary until the balance of 180 monthly payments have been made. If a Participant dies prior to the time he or she begins receiving a benefit, his or her beneficiary is entitled to the higher of the Pre-Retirement Death Benefit or the Participant's Accrued Benefit under the Plan. This benefit will normally be paid monthly over a fifteen-year period.

     The Plans are administered by an Administrative Committee which is appointed by the Board, and the Committee has the authority to amend the Plans or extend them for additional years, subject to the right of the Board to terminate the Plans. The committee has approved deferrals under the Plans for 1998 at the rates provided for under the terms of the Plans. The Plans are unfunded, and it is anticipated that they will result in no cost to the Company over the term of the Plans because life insurance policies on the lives of the Participants have been purchased in amounts estimated to be sufficient to pay benefits under the Plans. The Company is both the owner and beneficiary of all the insurance policies. On December 31, 1998, there were six directors and fifteen officers participating in Part A of the Plan and twelve directors and thirty-two officers participating in Part B of the Plan. During 1998, $3,603.96 was paid from the Directors' Deferred Fee Plan as widows' benefits of deceased directors and $40,829.64 was paid in benefits to retired directors. In addition $50,490.00 was paid in benefits to retired non-executive officers, and $45,691.20 was paid to the widow of a deceased non-executive officer. Amounts deferred during 1998 by the individuals in the groups specified in the cash compensation table are included in the totals disclosed in the table. Amounts accrued during 1998, including deferrals, were as follows: Mr. Smith, $4,654.64 in Part A and $8,842.00 in Part B; all executives and directors, including retired executives and directors as a group, $85,249.61 in Part A and $306,620.49 in Part B.


OTHER BENEFITS

     The Company has adopted certain broad-based employee benefit plans in which executive officers participate and certain other retirement, life and health insurance plans providing customary personal benefits. The benefits under these plans are not tied to company performance. The executive officer named in the Summary Compensation Table participates in the other benefits described above.


                                PERFORMANCE GRAPH

                          1993     1994     1995      1996     1997      1998

THE PEOPLES HOLDING CO.   $100   $109.35  $126.47   $167.29   $240.48   $222.27

REGIONAL SOUTHEAST BANKS   100     98.95   146.35    186.82    323.28    307.89

AMERICAN STOCK EXCHANGE    100     88.33   113.86    120.15    144.57    142.61


     This graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to The Peoples Holding Company's shareholders during the five-year period ended December 31, 1998, as well as the American Stock Exchange (AMEX) market index and an industry group of 48 Regional Southeast Banks.

     Note: The graph above assumes $100 is invested on January 1, 1994, in The Peoples Holding Company stock; and an identical amount in the AMEX market index; and the peer group of bank holding companies, the Regional Southeast Banks Industry Index.

     Media General Financial Services, who provided the Company with peer group index figures for prior years, went through an internal restructuring of their industry group classification system in 1998. As a result, the index figures for the old peer group, East South Central Banks, are no longer available. The Company is now categorized in a similar industry group, Regional Southeast Banks.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future stock performance.


                          TRANSACTIONS WITH MANAGEMENT

     The Bank has had in the past, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, stockholders of the Company and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features. Other than these transactions, there were no material transactions with this group during 1998.


                             SHAREHOLDERS' PROPOSALS

     Proposals of security holders intended to be presented at the next meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting by December 13, 1999.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Ernst & Young LLP, Certified Public Accountants, as independent auditors of the Company. In this capacity the firm will audit the books and records of The Peoples Holding Company and provide a written opinion on the financial statements of the Company. The firm has served in this capacity since the Company's formation. A representative of this firm will attend the Annual Meeting of Stockholders and will be available to respond to appropriate questions. Ernst & Young LLP prepared the Federal and State Income Tax Returns for the years 1980 through 1997, which were approved by the Board of Directors. Cost of preparing the tax returns was included in the total bill and the actual cost is not readily determinable.


                         RELATIONSHIP WITH LEGAL COUNSEL

     The Company and its subsidiary have retained the law firm of Mitchell, Voge, Corban, and Morris as general counsel. W. P. Mitchell is a partner in said law firm and is Chairman Emeritus of the Board of Directors of the Bank. William M. Beasley was a partner in said law firm during a portion of 1998. The Company and its subsidiary paid this firm fees and expenses totaling $183,651.37 during 1998.

     During 1998, the Bank retained the firm of Edwards, Storey, Marshall and Helveston as local counsel for the branch bank at West Point, Mississippi. A. M. Edwards, Jr. is a partner in said law firm. During 1998, the Bank retained the firm of Gifford and Allred as local counsel for the branch bank at Booneville, Mississippi. Eugene B. Gifford, Jr. is a partner in that law firm. During 1998, the Bank retained John M. Creekmore as local counsel for the branch bank at Amory, Mississippi.



                              FINANCIAL STATEMENTS

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH STOCKHOLDER REQUESTING SUCH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THEREOF REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13 a-1 UNDER THE ACT FOR THE COMPANY'S MOST RECENT FISCAL YEAR, TO A BENEFICIAL OWNER OF ITS SECURITIES UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING OF THE COMPANY'S SECURITY HOLDERS, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING. REQUEST FOR THE ABOVE INFORMATION SHOULD BE DIRECTED TO: THE PEOPLES BANK & TRUST COMPANY, P. O. BOX 709, TUPELO, MISSISSIPPI 38802,
ATTENTION: STUART R. JOHNSON, EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER.


                                 OTHER BUSINESS

     Management at present knows of no other business to be brought before the meeting. If further business is properly brought before the meeting or an adjournment thereof, it is the intention of management to vote the accompanying proxies in accordance with management's judgment.

BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ John W. Smith
                             -------------------------------------
                                        John W. Smith
                                  Vice Chairman of the Board,
                             President and Chief Executive Officer

APPENDIX A:

THE PEOPLES HOLDING COMPANY                     PROXY
P. O. Box 709                   THIS PROXY IS SOLICITED ON BEHALF OF
Tupelo, Mississippi 38802       THE BOARD OF DIRECTORS

                        The undersigned hereby appoints George H. Booth,II, A.M. Edwards, Jr., Eugene B. Gifford, Jr., and J. Heywood Washburn as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of The Peoples Holding Company held on record by the undersigned on March 19, 1999, at the Annual Meeting of Shareholders to be held on April 13, 1999, or any adjournment thereof.

(1)  Election of Directors.
     NOMINEES:

     FOR THREE-YEAR TERM ENDING IN 2002: William M. Beasley; Marshall H.
      Dickerson; Eugene B. Gifford, Jr.; and H. Joe Trulove.

     VOTE FOR all nominees listed               VOTE WITHHELD for all
     (except as written to the                  nominees listed [_______]
     contrary below)   [_______]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

----------------------------------------------------------

(2) To ratify the appointment of Ernst & Young LLP of Memphis, Tennessee, as independent auditors for the Company for the current year.
     FOR[___]   AGAINST[___]     ABSTAIN[___]

(3) In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign below exactly as your name appears on back of this Proxy card. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ____________________, 1999    __________________________________
                                                Signature

                                    __________________________________
                                        Signature if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.